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                                                                   EXHIBIT 10.30




                  THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK
                  DEFERRED COMPENSATION PLAN ("PLAN") AGREEMENT

                              WITH ________________


THIS AGREEMENT made this ____ day of _________, 19 _____ by and between The Mutual Life Insurance Company of New York ("MONY" or "Company") and _______________ (the "Employee"):

                                   WITNESSETH:

         WHEREAS, the Employee occupies a position of key significance with MONY and MONY desires to encourage the Employee to remain with the Company, to make and to continue to make contributions to MONY's growth; and

         WHEREAS, MONY's Board of Trustees adopted a "Deferred Compensation Plan for Key Employees of The Mutual Life Insurance Company of New York", permitting Key Employees to defer receipt of a portion of their "Compensation" (as defined in the Retirement Income Security Plan for Employees ("RISPE") of The Mutual Life Insurance Company of New York and as modified in Section 1 of this Agreement), to be paid in the future in accordance with the terms and conditions herein set forth;

         THEREFORE, the parties hereto do agree as follows:
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         1. Payment of Compensation

         Beginning _______, 19 ____ and thereafter for all future calendar years until the Employee provides MONY with written notice in advance of a calendar year to discontinue the deferral of future Compensation hereunder, ____% of $_____ annually and ___% of any Compensation in excess of that amount shall be deferred and credited in accordance with paragraph 2 below. The beginning date in the preceding sentence shall be the first day of a future calendar year, unless the Employee executes this Agreement within thirty days of becoming eligible for the Plan. In this case, the beginning date may be the first day of any future month within the calendar year that the employee becomes eligible. In no event shall the total amount deferred exceed 33-1/3% of total annual Compensation. Any election to defer more than 33-1/3% shall be reduced in such manner as MONY shall deem necessary. "Compensation" means Compensation as defined under RISPE less any payments in order to satisfy tax levies, child support orders, garnishments, debts owed MONY or any other income execution or assignment. Compensation also includes any disability benefits payable under MONY's Security Plan for Employees which would be paid at a rate equal to 100% of Compensation. The remaining portion of the Employee's Compensation shall be paid currently in accordance with MONY's normal payroll procedures. The Employee's regular stipulated rate of pay from MONY for full-time service shall not be affected by the deferral provided for herein and, therefore, none of MONY's non-qualified welfare plans, the benefits of which are a function of the regular stipulate rate of pay, shall be affected by such deferral.

         The Employee can not elect to change the amount they wish to have deferred any time during the calendar year. Any notice to discontinue deferral shall not be effective
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unless given on forms provided by MONY. Deferrals can only be discontinued at the end of the calendar year, with regard to Compensation for the next calendar year.

         2. Employee's Account: Credits and Interest

         (a) An unfunded deferred compensation account (the "Account") will be established by MONY for the Employee. This is a bookkeeping account only. The only obligation of MONY with respect to the Account will be to make the payments provided for under this Agreement when and as they become payable pursuant to the terms hereof, and that any amount credited to such Account will be solely for record-keeping purposes and shall not be considered to be held in trust or escrow.

         (b) MONY will credit to the Account each pay period any amount equal to the percent of Compensation that is deferred as specified in paragraph 1.

         (c) MONY presently maintains RISPE under which MONY matches up to 3% of an Employee's contribution under MONY's Investment Plan and an additional 2% of Compensation. MONY also maintains a Non-Qualified Benefit Plan for Employees for the purpose of providing benefits which exceed certain limitations on qualified plan contributions/benefits imposed by the Internal Revenue Code. While the Employee's Compensation is being deferred under this plan, MONY will credit to the Account an amount equal to the percentage of the amount deferred as it otherwise would have contributed or credited to RISPE and/or the Non-Qualified Benefit Plan for Employees as if no compensation had been deferred under this Agreement.

         (d) MONY shall credit or debit each Employee's Account with an interest rate equivalent to the gains/losses, expenses, if any, which would have accrued had the dollar
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amount of such credits been invested in the Investment funds then available under the Investment Plan in accordance with the Employee's credit allocation election at the time such debit or credit is made. This mirroring of funds represents a hypothetical investment only, in order to determine the amount to be paid at the payment date. The Employee does not have any rights in any investments MONY might make in order to provide funds from which MONY may make deferred compensation payments. MONY is not required to make any investments on the Employee's behalf to provide funds from which MONY may make plan payments.

         The Employee has the right to request both transfers of credits or credit allocation changes up to 12 times each calendar year. MONY reserves the right to change the manner of crediting interest or any further returns for all future credits. MONY also has the right to limit the credits that can be subject to this election.

         3. Payments from Deferred Compensation Account

                  (a) The amount in the Employee's account will be paid out as indicated below an in the manner prescribed herein.

                           (i) In the event of the Employees death, payment to the beneficiary will commence as soon as administratively possible after the Employee's death, provided that MONY has received all of the necessary documents.

                           (ii) In the event of the Employee's becoming eligible for Long-Term Disability benefits under the Security Plan for Employees of The Mutual Life Insurance Company of New York, payment will commence on the first day of the calendar month following the 30th day after the Employee's eligibility date, provided that MONY has received all of the necessary documents.

                           (iii) In the event of the Employee's retirement, payment will commence on the retirement date as soon as administratively possible after the Employee's retirement
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                                    date, provided that MONY has received all of
                                    the necessary documents.

                           (iv) In the event of the Employee's termination of employment, other than by death, disability or retirement, payment will commence (initial one):

                                    --       on the first day of the calendar
                                             month following the 30th day after
                                             the Employee's termination of
                                             employment.

                                    --       on the first day of the calendar
                                             month following the month in which
                                             the Employee attains age 65.

                                    Election of form of payment (initial one):

                                    --       Single Sum.

                                    --       Monthly installments over a period
                                             of ______ (cannot exceed 240
                                             months) months.

                                    --       Annual installments over a period
                                             of ______ (cannot exceed 20 years)
                                             years.

                                    --       Installments based on an annual
                                             redetermination of the Employee's
                                             (and his/her spouse's, if
                                             applicable) life expectancy(ies).

                                    --       Settlement Option 2 (Fixed Period
                                             Option) as contained in policies of
                                             life insurance currently issued by
                                             MONY.

                                    --       Settlement Option 4 (Fixed Amount
                                             Option) as contained in policies of
                                             life insurance currently issued by
                                             MONY.

                           (v) Credits can be withdrawn on a hardship basis as prescribed in the IRS Regulations pertaining to Section 457 of the Internal Revenue Code. To qualify, the Employee (or his/her eligible dependent[s]) must be faced with an unforeseeable emergency, such as a severe financial hardship caused by a sudden and unexpected illness or accident; a loss of the Employee's property due to casualty; or other similar extraordinary and unforeseeable circumstances caused by events beyond the control of the Employee. In any case, payment may not be made in the event that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise;
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                                    or by liquidation of the employee's assets,
                                    to the extent that liquidation of such
                                    assets would not itself cause severe
                                    financial hardship.

                                    The withdrawal request cannot exceed the amount needed to satisfy the hardship (including any applicable taxes on the withdrawal) and the hardship must not be able to be satisfied from any other reasonably available sources. The Employee must provide MONY, in care of Corporate Compensation, with acceptable documentation of the financial hardship.

                           (b) Credits accumulated hereunder shall be paid to each Employee or validly designated beneficiary by or for such Employee only on account of death, termination of service, long-term disability or retirement in accordance with any settlement option available under the Investment Plan. Any payment due during the Employee's life time shall be made payable to the Employee. Any right to receive payments from MONY under the Plan shall be no greater than the right of any unsecured general creditor of MONY. No trust or fiduciary relationship shall be deemed to have been created hereunder for the Employee or his/her beneficiary(ies).

                           (c) The beneficiary may be designated or changed by the Employee, without the consent of any former beneficiary, on the form provided by the Company and received by Corporate Compensation before his or her death. If no such designation is in effect at the time any benefit is payable, the benefit shall be paid to the Employee's estate. Such designation and any subsequent change(s) shall effect as of the date the completed form is received and accepted by Corporate Compensation, and shall be subject to any payment made by MONY or action taken by MONY before receipt of the form.

         4. Benefits May Not be Assigned or Attached

         No credit or benefit hereunder may be assigned, transferred or subject to alienation, surrender or anticipation, or subject to the debts of any person or to legal process, except as may otherwise be provided by law.
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         5. No Obligations to Continue Employment

         It is understood and agreed that nothing contained in this Agreement shall in any way obligate MONY to retain the Employee's employment for any period of time, nor in any way affect MONY's right to change at any time the Employee's compensation, the method or conditions for payment thereof, or any other aspect of the Employee's contractual relationship with MONY.

         6. Duration of Agreement

         This Agreement shall remain effective and continue in force until such time as the Agreement is amended or terminated by the parties hereto.

         7. Relation to Other Plans

         This agreement shall not be deemed to supersede the terms or provisions of any other plan or agreement relating to deferred compensation in effect on or before the date of this Agreement.

         8. No Additional Tax Liability to MONY

         If, as a result of receiving benefits from this Plan, any person is subject to a higher rate or different form of taxation than would have been the case had the Employee elected not to participate, MONY shall in no way be liable for any portion of the additional tax burden, and such person shall have no recourse whatsoever against MONY.

         9. Interpretation of Plan

         MONY has have the exclusive right to interpret the Plan and to decide any matters arising hereunder in the administration of the Plan.
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         10. Governing Law

         This Agreement and the Plan shall be construed, enforced and administered according to the laws of the State of New York and any federal law or regulation governing the provisions or administration of this Plan. In case any provision of this Agreement or the Plan shall be held illegal, this Agreement and the Plan shall be construed and enforced as if such illegal or invalid provision had not been included therein.

         11. Amendment and Termination

         MONY reserves the right, at any time and from time to time, to amend or terminate this Plan in whole or in part subject to the approval of the Superintendent of Insurance of the State of New York, if required. No such amendment or termination will reduce any benefits or credits under this Plan as in effect on the day before the effective date of such Plan amendment or termination.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                  THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK

                           --------------------------
                           (RECEIVED AND RECORDED BY)


                           --------------------------
                                   (EMPLOYEE)




                                                                   NOVEMBER 1996